Exhibit 10.4

MEDIANET GROUP TECHNOLOGIES, INC.

Restricted Stock Award Agreement for Executive Officers

Four Million Four Hundred Thousand Shares of Restricted Stock

THIS AGREEMENT (this “Agreement”) dated as of September 30, 2010, between MEDIANET GROUP TECHNOLOGIES, INC., a Nevada corporation (the “Company”) and Andreas Kusche (“Participant”) is made pursuant and subject to the provisions of the Company’s 2010 Omnibus Equity Compensation Plan (the “Plan”), a copy of which has been made available to Participant.  All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

1.            Award of Stock.  Pursuant to the Plan, the Company, on September 30, 2010 (the “Date of Grant”) granted to Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, an Award of five million shares of Restricted Stock.

2.            Restrictions.  The shares of Restricted Stock are nontransferable and are subject to forfeiture until vested.

3.            Vesting.  Subject to paragraphs 4 through 7 below, Participant’s interest in the shares of Restricted Stock shall become transferable and nonforfeitable (“Vested”) as follows:

 (a)           One million (1,000,000) of the shares of Restricted Stock shall become vested on September 30, 2010;

 (b)           Five hundred thousand (500,000) of the shares of Restricted Stock will vest at the end of each of the eight calendar quarters immediately following September 30, 2010.

4.            Death or Disability.  In the event of Participant’s death or Disability (as defined in the Plan) while employed by the Company and prior to the forfeiture of the shares of Restricted Stock under paragraph 7, all shares of Restricted Stock that are not then Vested shall become Vested as of the date of Participant’s termination from the employ of the Company on account of death or Disability.

5.            Termination Without Cause and Resignation for Good Reason.  In the event Participant is terminated from the employ of the Company without Cause (“Termination Without Cause) or resigns from the employ of the Company for Good Reason (“Resignation for Good Reason”), all shares of Restricted Stock that are not then Vested shall become Vested as of the date of Participant’s termination from the employ of the Company on account of Termination Without Cause or Resignation for Good Reason, as applicable.  For purposes of this Agreement, the term “Cause” shall mean (i) an action or omission of the Participant which constitutes a willful and material breach of, or failure or refusal (other than by reason of his disability) to perform his duties under, an employment or other agreement which is not cured within fifteen (15) days after receipt by the Participant of written notice of same, (ii) fraud, embezzlement, misappropriation of funds or breach of trust in connection with Participant’s services under an employment or any other agreement, (iii) conviction of a felony or any other crime which involves dishonesty or a breach of trust, or (iv) gross negligence in connection with the performance of the Participant’s duties under an employment or other agreement, which is not cured within fifteen (15) days after written receipt by the Participant of written notice of same.  For purposes of this Agreement, the term “Good Reason” shall mean (i) the assignment to the Participant of any duties or responsibilities inconsistent in any respect with the Participant’s position or a similar position in the Company or one of its subsidiaries, as contemplated by an employment or other agreement, or any other action by the Company which results in a substantial and compelling diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company within fifteen (15) days  after receipt of notice thereof given by the Participant; (ii) any failure by the  Company to comply with any of the provisions regarding compensation or benefit programs under an employment or other agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant; (iii) the Company’s requiring the Participant to be based at any office or location outside of the area for which Participant was originally hired to work except for travel reasonably required in the performance of the Participant’s responsibilities.  For purposes of this Section 5, any good faith determination of “Good Reason” made by the Board of Directors of the Company shall be conclusive.

6.            Change in Control.  Notwithstanding any other provision of this Agreement, all shares of Restricted Stock not previously forfeited shall become Vested upon a Change in Control (as such term is defined in Section 13.2 of the Plan).

7.            Forfeiture.  Upon the Participant’s termination of employment with the Company (and all affiliates) for any reason (other than on account of the Participant’s death or becoming Permanently and Totally Disabled or the Participant’s Termination Without Cause or Resignation for Good Reason.), all non-Vested shares of Restricted Stock granted under this Agreement shall be forfeited as of the date of termination and the escrow shall be terminated.

8.            Escrow for Restricted Shares.

    Until the Restricted Stock is Vested, the underlying shares shall be held by the Company in escrow.  Upon becoming vested, a share certificate for the newly vested shares shall be delivered to the Participant as soon as administratively feasible after the date of vesting.

    Subject to the requirements of Paragraph 9, the Participant shall have all the rights of a shareholder with respect to the shares held in escrow, including the right to vote the shares and to receive all dividends and other distributions paid with respect to the shares.

    Any shares held in escrow under this Agreement shall be held, and a certificate shall be issued, in the name of the Participant.  The Participant does hereby irrevocably constitute and appoint the Company’s Chief Financial Officer and Controller as Participant’s attorney to transfer any forfeited shares on the books of the Company with full power of substitution in the premises.  The Chief Financial Officer and/or the Controller shall use the authority granted in this paragraph 8 to cancel any shares of Restricted Stock that are forfeited.

9.            Share Distributions and Dividends.  If a dividend or other distribution declared with respect to Company shares is payable in shares, any shares distributed with respect to the shares of Restricted Stock held in escrow hereunder also shall be held in escrow subject to the same terms and restrictions applicable to the escrowed shares to which such distribution relates.  If the Shares held in escrow shall be changed into or exchangeable for a different number or kind of stock or other securities of the Company or other corporation (whether through reorganization, reclassification, recapitalization, stock split-up, merger or otherwise), such substituted stock or other securities shall be held in escrow subject to the same terms and restrictions as were applicable to the replaced shares of Restricted Stock.

10.          Confidentiality and Non-Competition.  Notwithstanding any other provision of this Agreement, any Restricted Stock granted pursuant to this Agreement or the proceeds from the sale of any shares of Vested Restricted Stock shall be forfeited by you if you engage in any conduct that violates any non-competition, confidentiality or non-solicitation provisions (a) under your employment or other agreement with the Company (or any of its affiliates or subsidiaries) or (b) that are otherwise applicable to your employment with the Company (or any of its affiliates or subsidiaries).  You acknowledge that this grant constitutes good, valuable and sufficient consideration for your performance of those provisions.

11.          Fractional Shares.  A fractional share shall not be issued hereunder, and when any provision hereof may cause a fractional share to be issued, any such fractional share shall be disregarded.

12.           Financial Restatements Due to Intentional Misconduct or Gross Negligence

 (a)           In the event that the Board of Directors determines (the “Board Determination”) that the Participant’s intentional misconduct or gross negligence directly or indirectly caused or contributed to a restatement of the Company’s consolidated financial statements due to the material non-compliance of the Company with any financial reporting requirement under the U.S. federal securities laws, whether such restatement is required by law or the Board of Directors determines, in its discretion, such restatement is necessary or desirable to serve the best interests of the Company, then any shares of Restricted Stock that are not yet Vested that were granted during the three month period prior to or the nine month period following the first public issuance or filing with the Securities Exchange Commission (whichever occurs first) of the incorrect financial statements shall be immediately and irrevocably forfeited without any payment therefor. In addition, for any shares of Restricted Stock that became vested during the nine month period following the first public issuance or filing with the Securities Exchange Commission (whichever occurs first) of the incorrect financial statements (“Covered Vested Shares”):

(i)           to the extent that such Covered Vested Shares have not been sold or otherwise transferred by the Participant at the time the Company demand is made, such Covered Vested Shares shall be immediately and irrevocably forfeited without any payment therefor;

(ii)          to the extent that such Covered Vested Shares have been sold, the Participant shall be required to repay or otherwise reimburse the Company, upon demand, an amount in cash or Common Stock equal to the aggregate proceeds received from such sale of such Covered Vested Shares; and

(iii)         to the extent that such Covered Vested Shares have been transferred otherwise than for value (ex. a transfer by gift, a transfer upon death), the Participant shall be required to repay or otherwise reimburse the Company, upon demand, an amount in cash or Common Stock equal to the greatest of (a) the Fair Market Value (as defined in the Plan) of such Covered Vested Shares on the date the Covered Vested Shares became vested, (b) the Fair Market Value of such Covered Vested Shares on the date the Covered Vested Shares were transferred and (c) the Fair Market Value of such Covered Vested Shares on the date of the Board Determination.

 (b)           This section does not constitute the Company’s exclusive remedy for the Participant’s commission of intentional misconduct or gross negligence.  The Company may seek any additional legal or equitable remedy, including injunctive relief, for any such violations. The provisions in this section are essential economic conditions to the Company’s grant of Restricted Stock to the Participant. By receiving the grant of Restricted Stock hereunder, the Participant agrees that the Company may deduct from any amounts it owes the Participant from time to time (such as wages or other compensation, deferred compensation credits, vacation pay, any severance or other payments owed following a Termination of Employment, as well as any other amounts owed to the Participant by the Company) to the extent of any amounts the Participant owes the Company under this section. The provisions of this section and any amounts repayable by the Optionee hereunder are intended to be in addition to any rights to repayment the Company may have under Section 304 of the Sarbanes-Oxley Act of 2002 and other applicable law.

13.           No Right to Continued Employment.  Neither the Plan nor this Agreement shall confer upon you any right to continue in the employ of (or any other relationship with) the Company or any subsidiary, affiliate, or parent thereof, or limit in any respect the right of the Company or any subsidiary, affiliate, or parent thereof to terminate your employment or other relationship with the Company or any subsidiary, affiliate, or parent thereof, as the case may be, at any time.

14.           Adjustments.  In the event that, after the date hereof, the outstanding shares of the Company's common stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in common stock, the Committee shall appropriately adjust the number of shares of Restricted Stock (to the nearest possible full share), and such adjustment shall be effective and binding for all purposes of this Agreement and the Plan.

15.           Governing Law.  Except as otherwise required by applicable law, this Agreement shall be governed by and construed in accordance with the laws of the State of Florida, but without regard to the principle of conflict of laws thereof.  If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

16.           Plan Documents.  This Agreement is qualified in its entirety by reference to the provisions of the Plan, as amended from time to time, which are hereby incorporated herein by reference.  Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.  However, notwithstanding the above, no Plan amendment may deprive you of any Restricted Stock theretofore granted under the Plan without your consent, and no Plan amendment requiring shareholder approval (if any) may be made without such shareholder approval.  The interpretation and construction by the Committee of the Plan, this Agreement, the Restricted Stock granted hereunder, and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, shall be final and binding upon you.  Until the Restricted Stock shall expire, terminate, or Vest in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to you or any other person or entity then entitled to the Restricted Stock.

17.           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and upon the legal representatives, executors, administrators, heirs, legatees and any permitted assignee of the Participant.

18.           Section 83(b) Election.  The Participant may make a Section 83(b) election to treat the shares of Restricted Stock granted to him under Paragraph 1 as taxable income at the time of transfer under this Agreement.

19.           Tax Withholding.  Participant shall make arrangements, satisfactory to the Company, for the satisfaction of income and employment tax withholding requirements related to the Restricted Stock.  In accordance with such procedures as may be established by the Committee, Participant may surrender shares of common stock, including shares of Vested Restricted Stock, in satisfaction of the tax withholding requirement; provided, however, that the number of shares to be surrendered or withheld shall be determined using the minimum rate at which income and employment taxes must be withheld and the Fair Market Value of common stock as of the date of withholding.

20.           Notices.  All notices and other communications required or permitted hereunder shall be in writing and deemed to have been received on the date of delivery if delivered by hand or overnight express, or three days after the date of posting if mailed by registered or certified mail, postage prepaid, addressed to the Company, c/o General Counsel, at 5200 Town Center Circle, Suite 601, Boca Raton, Florida 33486, and to Participant at Participant’s address as set forth on the signature page hereto (or such other address to which the Company or you hereby notify the other party hereto to send such notices and communications).  Such notices and other communications shall not be considered delivered until actually received or deemed received pursuant to this Section 20.

21.           Further Assurances.  The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

22.           Entire Agreement. This Agreement constitutes the entire agreement between the Company and Participant and supersedes any prior agreements and understandings, oral or written, between the Company and you concerning the subject matter of this Agreement.

23.           Construction.  The section headings contained in this Agreement are for reference only and shall have no effect on the interpretation of any of the provisions of this Agreement.

24.           Amendment.  This Agreement may (except as provided in the Plan) only be amended, altered or modified by a written instrument signed by the parties hereto, or their respective successors, and it may not be terminated (except as provided herein or in the Plan).

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Participant has affixed his signature hereto.

MEDIANET GROUP TECHNOLOGIES, INC.

By:

EMPLOYEE

Andreas Kusche
Address: